UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

CAM Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jixing Building, 151 Shengli Avenue North, Shijiazhuang, Hebei Province, P.R. China	050041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-0311-8696-4264

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAM GROUP, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Exhibit 10.1 Offer Letter for Mr. Yanhui Zhang Exhibit 10.2 Offer Letter for Yongli Xia
Signatures

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below is hereby incorporated by reference to this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2012, a majority of the Board of Directors of the Company appointed Mr. Yanhui Zhang and Mr. Yongli Xia as members of the Board of Directors of the Company for a period of one year. Pursuant to the terms of their offer letters attached hereto as Exhibit 10.1 and Exhibit 10.2, as an Independent Director they will render services in the area of overseeing or directing the Company’s property, affairs and business, and be appointed to certain special committees of the Board, initially consisting of the Audit and Compensation Committees, and participate as necessary, in person or via teleconference or video conference in the meetings of those special committees and any other meetings held by the Board of Directors.

Yanhui Zhang and Mr. Yongli Xia were not appointed to the Company’s Board of Directors pursuant to any arrangement or understanding with any other person. Additionally, Mr. Yanhui Zhang and Mr. Yongli Xia do not have an interest requiring disclosure under Item 404(a) of Regulation S-K. They will receive an annual salary for their service as an Independent Director in the amount of $28,915 paid in equal installments throughout the year, consistent with the normal payroll practices of the Company. Mr. Yanhui Zhang and Mr. Yongli Xia have not been awarded any equity or stock options by the Company.

Mr. Yanhui Zhang, age 60, is a member of Communist Party of China, he serves as a Secretary for the party and he is a member of the CPPCC (Chinese People's Political Consultative Conference). Mr. Zhang currently sits on the Hebei Provincial Committee and is the council Director of the Hebei Supply and Marketing Cooperative Association. As a graduate student Mr. Zhang attended the Central Party School of the Communist Party of China where he earned a master’s degree in law. Mr. Zhang began his career in 1971 as an Office Director for the Hebei Supply and Marketing Cooperative Association. He has worked as a Secretary for the general office of the Provincial Party Committee, he was a Vice Director at the research office of the Provincial Party Committee Organization Department and was a Clerk for the Ningjin County Party Committee. In 2003, Mr Zhang was the President of the Hebei Cotton Association, in 2006 he served as President of the Federation of Farmers’ Cooperative Economic Organization and in 2009 he was Chairman of the Board for New Cooperation Group Holdings Limited.

Mr. Yongli Xia, age 50, is a member of Communist Party of China, he also serves as a Deputy Director of the Hebei Supply and Marketing Cooperative Association. As a graduate student Mr. Xia attended the Central Party School of the Communist Party of China where he earned a master’s degree in law. Mr. Xia specializes in enterprise economics management. He began his career in 1982 as a Vice Section Chief of the Supply and Marketing Cooperative Non-staple Food and Salt Company (the “NSF-Cooperative”). He was later promoted to Section Chief for the salt and tea department, and the salt industry department within the NSF-Cooperative. Mr. Xia has worked as General Manager of the Hebei Salt Sales Corp., he has been a Secretary of the Communist Party, a Director of Provincial Salt Management Office, and Vice Chairman and Chairman of the Board of the Hebei New Cooperation Group Holdings Limited. While serving as a Director of the Provincial Salt Management Office, he was recognized as an “Advanced Party Member” and “Advanced Worker” in 1997, 1999 and 2002. He was also awarded the title of “Udarnik” by the Provincial Youth League Committee in 1998 in recognition of his high productivity and enthusiasm.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

Exhibit 10.1 Offer Letter for Mr. Yanhui Zhang

Exhibit 10.2 Offer Letter for Yongli Xia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 30, 2013              CAM Group, Inc.

By: /s/ Kit Ka

                                                                 Kit Ka

Chief Executive Officer

Exhibit Index

Exhibit 10.1 Offer Letter for Mr. Yanhui Zhang

Exhibit 10.2 Offer Letter for Yongli Xia